EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 8, 2002, except for the last paragraph of
Note 2, the date of which is March 21, 2002, on the financial statements included in the Form 10-KSB of Isotope Solutions Group, Inc. for the year ended December 31, 2001 into Isotope Solutions Group, Inc.'s Form S-8 registration statements, filed December 28, 2001 (SEC File No. 333-76070) and September 14, 2001 (SEC File No. 333-69370), respectively.




                                                  /s/ Lazar Levine & Felix LLP
                                                  ----------------------------
                                                   LAZAR LEVINE & FELIX LLP


New York, New York
March 28, 2002